Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

NOW INC.

A Delaware Corporation

Date of Adoption:

May 20, 2020

TABLE OF CONTENTS

i

ii

AMENDED AND RESTATED BYLAWS

OF

NOW INC.

ARTICLE I

OFFICES

Section 1.    Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware (the “DGCL”) to be maintained in the State of Delaware, shall be the registered office named in the Certificate of Incorporation of the Corporation, as may be amended and/or restated from time to time, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

Section 2.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1.    Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof. In lieu of holding a meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

Section 2.    Quorum; Adjournment of Meetings.

(a)    Unless otherwise required by law or provided in the Certificate of Incorporation or these bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote in the election of directors, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except that when specified business is to be voted on by a class or series of stock voting separately as a class, the holders of a majority of the voting power of all outstanding shares of such class or series represented in person or by proxy shall constitute a quorum of such class or series for the transaction of such business and all questions with respect to a subject matter, except the election of directors which is set forth in Section 10(e) of Article II of these bylaws, shall be decided by a vote of the holders of shares having a majority of the voting power so represented at any meeting of stockholders at which a quorum is present. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b)    Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time. No notice of the time and place of adjourned meeting need be given if (A) the time and place, if any, thereof, and (B) the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.    Annual Meetings. An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

Section 4.    Special Meetings. Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the (i) the Chief Executive Officer of the Corporation, or (ii) the Board of Directors pursuant to a resolution adopted by a majority of the directors which the Corporation would have if there were no vacancies.

Section 5.    Record Date.

(a)    For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

(b)    If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Article VIII, Section 3 of these bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.    Notice of Meetings. Written notice of the place, date and hour of all meetings and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board (if any) or the President, the Secretary or the other person(s) calling the meeting to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by Sections 222 and 232 of the DGCL. Meetings may be held without notice if all stockholders entitled to vote are present (without being present for the purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened), or if notice is waived by those not present in accordance with Article VIII, Section 3 of these bylaws. The Board may cancel, reschedule or postpone any previously scheduled annual or special meeting.

Section 7.    Stock List.

(a)    A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (1) at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, (2) or if not so specified, at the place where the meeting is to be held, (3) on a reasonably accessible electronic network, provided that the information required to gain access to such list is furnished with the notice of the meeting or (4) during ordinary business hours, at the principal place of business of the Corporation.

(b)    If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time and may be inspected by any stockholder who is present at that meeting. If the meeting is to be held solely by means of remote communication, then the list also shall be open to the examination of any stockholder during the whole time of that meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of that meeting. Nothing contained in this Section 7 shall require the Corporation to include electronic mail addresses or other electronic contact information on that list. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 8.    Notice of Stockholder Proposals.

(a)    At any annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, business must be: (A) specified in the notice of meeting given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. In order for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such proposal must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than the ninety (90) days and not more than one hundred twenty (120) days prior to the anniversary of the date on which the proxy materials for the immediately preceding annual meeting of stockholders were first mailed; provided, however, that in the event no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after the first anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. In the event the Chief Executive Officer or the Board of Directors calls a special meeting of stockholders for the election of directors, a stockholder proposing to nominate a person for that election must give in writing to the Secretary of the Corporation notice of the proposal not earlier than one hundred and twenty (120) days and not later than ninety (90) days prior to the special meeting, or ten (10) days after public announcement of the date of the special meeting and the proposed nominees.

(b)    A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposals to be brought before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act.

(c)    Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 8. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 8, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

Section 9.    Proxies.

(a)    Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

(b)    No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

(c)    Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

Section 10.    Voting; Elections; Inspectors.

(a)    Unless otherwise required by law, provided in the Certificate of Incorporation or provided in a preferred stock designation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

(b)    All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by ballot, unless otherwise provided in the Certificate of Incorporation.

(c)    At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

(d)    Unless otherwise provided in the Certificate of Incorporation, cumulative voting of shares of any class or series of stock of the Corporation is prohibited.

(e)    Unless otherwise provided in the Certificate of Incorporation, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not the proxy statement is thereafter revised or supplemented) the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. The Nominating/Corporate Governance Committee has established procedures under which any director who is not elected shall offer his or her resignation to the Board. The Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of certification of the election results.

Section 11.    Conduct of Meetings.

(a)    The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he is not present, by the President, or if neither the Chairman of the Board (if any), nor President is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement; and (5) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 12.    Meetings by Remote Communication. If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (2) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings and (3) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 13.    Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

Section 14.    Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, the stockholders shall not be entitled to consent to corporate action in writing without a meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 1.    Power; Number; Term of Office.

(a)    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the Corporation.

(b)    Subject to the rights of holders of a series of shares of Preferred Stock to elect one or more directors pursuant to any provisions of any certificate of designation relating to any such series, the number of directors will be fixed exclusively by a majority of the entire Board of Directors from time to time. If the Board of Directors makes no such determination, the number of directors shall be the number set forth in the Certificate of Incorporation. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

(c)    Commencing at the annual meeting of stockholders held in calendar year 2021 (the “2021 Annual Meeting”), each director shall be elected annually for a term of one year and shall hold office until the next succeeding annual meeting; provided, however, each director elected at the annual meeting of stockholders in calendar year 2019 shall hold office until the annual meeting of stockholders in calendar year 2022 and each director elected at the annual meeting of stockholders in calendar year 2020 shall hold office until the annual meeting of stockholders in calendar year 2023. In all cases, each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

(d)    Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders nor residents of the State of Delaware.

Section 2.    Quorum. Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.    Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the President, or by resolution of the Board of Directors.

Section 4.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 5.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the President or, on the written request of any two directors, by the Secretary, in each case on at least twenty four (24) hours personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article VIII, Section 3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these bylaws.

Section 6.    Resignation and Removal. Any director may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Any such resignation shall take effect at the time specified in the notice of resignation or, if no time is specified, immediately upon receipt of the notice. Unless otherwise specified in the notice of resignation, acceptance of the resignation shall not be necessary to make it effective. A director of any class of directors of the Corporation elected prior to the 2021 Annual Meeting may be removed before the expiration date of that director’s term of office, only for cause, by an affirmative vote of the holders of not less than eighty percent (80%) of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the board of directors for this purpose. Any other director may be removed from office with or without cause.

Section 7.    Vacancies; Increases in the Number of Directors. Unless otherwise provided in the Certificate of Incorporation, any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director (but not by the stockholders except as required by law), and each director so chosen shall hold office until the next succeeding annual meeting and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal from office.

Section 8.    Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

Section 9.    Action Without a Meeting; Telephone Conference Meeting.

(a)    Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

(b)    Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.    Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.

ARTICLE IV

COMMITTEES

Section 1.    Designation Powers. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing the bylaws or adopting new bylaws for the Corporation and, unless such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers that may require it. In addition to the above such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2.    Procedure; Meetings; Quorum. Any committee designated pursuant to Section 1 of this Article IV shall have a committee chair designated by the Board of Directors (or if not so designated by the Board of Directors, by the members of the committee by majority vote of the committee members), shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 3.    Substitution of Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

Section 1.    Number, Titles and Term of Office. The officers of the Corporation shall be a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board of Directors so elects, a Chairman of the Board and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. No officer need be a director.

Section 2.    Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

Section 3.    Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, provided the notice for such meeting shall specify that the matter of any such proposed removal will be considered at the meeting but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.    Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5.    Powers and Duties of the Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer. Subject to the control of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 6.    Powers and Duties of the Chairman of the Board. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 7.    Powers and Duties of the President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he be a director) of the Board of Directors; and he shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 8.    Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9.    Treasurer. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 10.    Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 11.    Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of

Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

Section 12.    Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 13.    Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1.    Right to Indemnification. Each person who was or is, made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

Section 2.    Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.

Section 3.    Right of Claimant to Bring Suit. If a written claim received by the Corporation from or on behalf of an indemnified party under this Article VI is not paid in full by the Corporation within ninety days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.    Non-exclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.    Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.    Definitions. For purposes of this Article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII

CAPITAL STOCK

Section 1.    Certificates of Stock.

(a)    The shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors, setting forth the number and class of shares of the stock of the Corporation owned by the stockholder. Any certificates issued to any shareholder of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of the State of Delaware, the name of the shareholder, and the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) represented. Each certificate shall be signed either manually or by facsimile, by (i) the Chairman of the Board (if any), President or a Vice President and (ii) by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine.

(b)    Within a reasonable time after the issuance of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the stockholder, and the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Certificate of

Incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation.

Section 2.    Transfer of Stock.

(a)    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent records of the Corporation.

(b)    Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

(c)    The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 3.    Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4.    Regulations Regarding Stock. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of (i) certificates for shares and (ii) uncertificated shares of capital stock of the Corporation.

Section 5.    Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock or an uncertificated share may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of (i) a new certificate or (ii) an uncertificated share in the place of the certificate so lost, stolen or destroyed.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1.    Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 2.    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 3.    Notice and Waiver of Notice.

(a)    Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

(b)    Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the bylaws.

Section 4.    Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 5.    Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

Section 6.    Electronic Transmissions. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 7.    Exclusive Forum. Unless the Board otherwise determines, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware.

ARTICLE IX

AMENDMENTS

The bylaws may be altered or repealed and new bylaws may be adopted (a) at any annual or special meeting of stockholders if notice of the proposed alteration, repeal or adoption of the new bylaw or bylaws be contained in the notice of such annual or special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, voting together as a single class, or (b) by the affirmative vote of a majority of the members present at any regular meeting of the Board, or at any special meeting of the Board, without any action on the part of the stockholders, if notice of the proposed alteration, repeal or adoption of the new bylaw or bylaws be contained in the notice of such regular or special meeting.

Notwithstanding the foregoing, the affirmative vote of the holders of at least eighty percent (80%) of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted shall be required to alter, amend or repeal Article II, Section Four (Special Meetings), Article II, Section 14 (Action Without Meeting), Article III, Section 1 (Power; Number; Term of Office), Article III, Section 6 (Resignation and Removal), Article III, Section 7 (Vacancies; Increases in the Number of Directors), Article VI (Indemnification of Directors, Officers, Employees and Agents), and Article IX (Amendments) of the bylaws.

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